Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of  International Industrial Enterprises for the year ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the Annual Report on Form 10-KSB of International Industrial Enterprises for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Annual Report on Form 10-KSB for the year ended December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of International Industrial Enterprises.

By:	/s/ David Rogers
Name:	David Rogers
Title:	Principal Executive Officer, and Director
Date:	April 29, 2008

By:	/s/ David Rogers
Name:	David Rogers
Title:	Principal Financial Officer
Date:	April 29, 2008